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                                 EXHIBIT 99.5

               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                          RESTATED SEGMENT INFORMATION
                                    UNAUDITED



(In millions)                                                                     THREE MONTHS ENDED
                                                       --------------------------------------------------------------------------
                                                          MAR 31,                 JUN 30,            SEP 30,            DEC 31,
                                                           1997                    1997                1997              1997
                                                       ------------            ------------       ------------       ------------
INDUSTRY SEGMENTS
-----------------
   Sales to Unaffiliated Customers:
     Tires                                                $ 2,541.6               $ 2,570.9          $ 2,616.9          $ 2,628.4
     Related products and services                            210.6                   258.2              232.4              210.4
                                                       ------------            ------------       ------------       ------------
         Total Tires                                        2,752.2                 2,829.1            2,849.3            2,838.8
     General Products                                         456.5                   460.8              449.4              429.2
                                                       ------------            ------------       ------------       ------------
        NET SALES                                         $ 3,208.7               $ 3,289.9          $ 3,298.7          $ 3,268.0
                                                       ============            ============       ============       ============

   Income (Loss):
     Tires                                                  $ 266.9                 $ 265.1            $ 264.0            $ (15.6)
     General Products                                          46.3                    58.5               54.7               48.7
                                                       ------------            ------------       ------------       ------------
        OPERATING INCOME                                      313.2                   323.6              318.7               33.1

      Exclusions from operating income                        (70.9)                  (65.1)             (59.6)             (49.7)
                                                       ------------            ------------       ------------       ------------
         Income from Continuing Operations                  $ 242.3                 $ 258.5            $ 259.1            $ (16.6)
           before Income Taxes                         ============            ============       ============       ============



GEOGRAPHIC SEGMENTS
-------------------

   Sales to Unaffiliated Customers:
     United States                                        $ 1,687.7               $ 1,694.8          $ 1,774.1          $ 1,674.4
     Europe                                                   764.5                   805.3              750.5              840.5
     Latin America                                            383.1                   401.9              403.2              386.8
     Asia                                                     199.3                   209.4              201.6              162.4
     Canada                                                   174.1                   178.5              169.3              203.9
                                                       ------------            ------------       ------------       ------------
        NET SALES                                         $ 3,208.7               $ 3,289.9          $ 3,298.7          $ 3,268.0
                                                       ============            ============       ============       ============


   Income (Loss):
     United States                                          $ 126.4                 $ 123.0            $ 154.7             $ 31.3
     Europe                                                    79.6                    91.7               62.4              (18.8)
     Latin America                                             68.3                    71.8               65.4               18.7
     Asia                                                      27.5                    22.8               21.6               (6.6)
     Canada                                                    11.4                    14.3               14.6                8.5
                                                       ------------            ------------       ------------       ------------
        OPERATING INCOME                                    $ 313.2                 $ 323.6            $ 318.7             $ 33.1
                                                       ============            ============       ============       ============


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                                   X-99.5-1